UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

November 30, 2017

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Enterprise, Suite 300, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2017, Five Point Operating Company, LP (the “issuer”), through which Five Point Holdings, LLC owns all of its assets and conducts all of its operations, and Five Point Capital Corp., a wholly owned subsidiary of the issuer (the “co-issuer” and together with the issuer, the “issuers”), issued an additional $50.0 million aggregate principal amount of 7.875% Senior Notes due 2025 (the “New Notes”). In connection with the closing of the offering of the New Notes, the issuers and the subsidiaries of the issuer that will guarantee the New Notes entered into a First Supplemental Indenture, dated as of November 30, 2017 (the “First Supplemental Indenture”), with Wells Fargo Bank, National Association, as trustee, to the Indenture, dated as of November 22, 2017 (the “Original Indenture” and together with the First Supplemental Indenture, the “Indenture”). The issuers intend to use proceeds of the New Notes for general corporate purposes, which may include funding development activities at its communities.

The New Notes were issued at par plus accrued and unpaid interest from November 22, 2017. The New Notes constitute a further issuance of the issuers’ 7.875% Senior Notes due 2025 that were issued on November 22, 2017 in an aggregate principal amount of $450.0 million (the “Existing Notes”). The terms of the New Notes, other than their issue date and issue price, are identical to the terms of the Existing Notes, which are summarized in the Company’s Form 8-K filed with the Securities and Exchange Commission on November 22, 2017.

The New Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The New Notes may not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.

The above descriptions of the Indenture and the New Notes are summaries and are qualified in their entirety by the terms of the Indenture and the New Notes. Copies of the Original Indenture (including the form of notes) and the First Supplemental Indenture are attached as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Indenture and the New Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of November 22, 2017, among Five Point Operating Company, LP, Five Point Capital Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including form of notes), is hereby incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 22, 2017.

4.2	First Supplemental Indenture, dated as of November 30, 2017, among Five Point Operating Company, LP, Five Point Capital Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 30, 2017

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary

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